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                                                                     Exhibit 8.1




                                 [EB Firm Letterhead]





                                                      November 12, 1996


Leading Edge Packaging, Inc.
Empire State Building
350 Fifth Avenue, Suite 3922
New York, New York  10018
U.S.A.

         RE:  PUBLIC OFFERING OF 1,250,000 SHARES OF COMMON STOCK
              OF LEADING EDGE PACKAGING, INC.
              ------------------------------------------------------------

Ladies and Gentlemen:

    We have acted as Solicitors in Hong Kong to Leading Edge Packaging, Inc., a Delaware corporation (the "Company"), in connection with the public offering of 1,250,000 shares of Common Stock in the United States by its Registration Statement on Form S-1 as filed by the Company with the Securities and Exchange Commission on September 27, 1996, together with any and all exhibits and schedules and all heretofore filed amendments thereto (collectively, the "Registration Statement"), under the securities laws of the United States.

    For the purpose of rendering the opinions set forth below, we have reviewed the following (collectively, the "Documents"):

    (i)  the Registration Statement; and

    (ii) the Company's Prospectus dated November ___, 1996 (the
         "Prospectus").

    We have also examined such other corporate records, documents, instruments and agreements, and inquired into such other matters, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. Whenever our opinion herein is qualified by the phrase "to the best of our knowledge" or "to the best of our knowledge, after due inquiry," such language means that, based upon (i) our inquiries of officers of the Company, (ii) our review of the Documents, and (iii) our review of such other corporate records, documents, instruments and agreements described in the first sentence of this paragraph, we believe that such opinions are factually correct.


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    To the best of our knowledge, as to all matters of fact represented to you by the Company, we advise you that nothing has come to our attention that would cause us to believe that such facts are incorrect, incomplete or misleading or that reliance thereon is not warranted under the circumstances. We call to your attention that our opinion is limited to such facts as they exist on the date hereof and does not take into account any change of circumstances, fact or law subsequent thereto.

    Based upon and subject to the foregoing, we are of the opinion that:

         1. To the best of our knowledge, after due inquiry, the statements in the Prospectus under the headings, "Risk Factors - Dependence on a Single Overseas Supplier, "Risk Factors - Transfer of Sovereignty Over Hong Kong" and "Risk Factors -Overseas Principals of the Company," are accurate in all material respects, fairly represent the information disclosed therein and do not omit to state any fact necessary to make the statements made therein complete and accurate.

         2. To the best of our knowledge, after due inquiry, the statements in the Registration Statement and Prospectus do not contain any untrue statement of a material fact with respect to the Company, or omit to state any material fact with respect to the Company which is required to be stated in the Registration Statement and the Prospectus or is necessary to make the statements therein not misleading.

    We call your attention to the fact that the members of this firm are licensed to practice law in Hong Kong. Accordingly, we express no opinion with respect to the laws, rules and regulations of any jurisdictions other than Hong Kong.

    The opinions expressed herein are for the sole benefit of, and may be relied upon only by, the Company and its counsel, Bondy & Schloss LLP. In addition, we hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the reference under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement to the fact that this opinion concerning Hong Kong matters has been rendered by us.


                                            Very truly yours,



                                            ERVING BRETTELL, SOLICITORS